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                                  EXHIBIT 1.1
                                  -----------

                              STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                        ------------------------------


              I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "QUEEN SAND RESOURCES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 1997, AT 8:30 O'CLOCK A.M.


                                                      /s/ Edward J. Freel
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State


2196071  8100                              AUTHENTICATION:               8831035
971443458                                            DATE:              12-23-97
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                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                           QUEEN SAND RESOURCES, INC.


                         Pursuant to Section 151 of the
                        Delaware General Corporation Law


         Queen Sand Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by
Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation's Restated Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.       DESIGNATION AND AMOUNT.

         The designation of this series, which consists of ten thousand four hundred (10,400) shares (each such share being referred to herein as a "Preferred Share" and all such shares being collectively referred to as the "Preferred Shares") of Preferred Stock, is the Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the face amount shall be One Thousand Dollars ($1,000) per share (the "Stated Value"). The Preferred Shares will be issued pursuant to the provisions of a Securities Purchase Agreement by and among the Corporation and the purchasers named therein (the "Securities Purchase Agreement").

2.       DIVIDENDS.

         (a) Dividend Rate; Payments. The holders (each, a "Holder" and collectively, the "Holders") of Preferred Shares shall be entitled to receive, to the extent permitted by applicable law, subject to the prior, full payment of any accumulated and unpaid dividends on any class or series of Senior Securities (as defined below) and in preference to the payment of any dividend on any class or series of Junior Securities (as defined below), cumulative dividends ("Dividends") on each Preferred Share in an amount equal to, on an annualized basis, the Stated Value of such Preferred Share times five percent (5%). Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the date of the original issuance thereof (the "Purchase Date") through the earlier to occur of (A) the Maturity Date (as defined below) and (B) the redemption or conversion thereof in accordance with the terms hereof. Accrued Dividends on each outstanding Preferred Share shall be payable, whether or not earned or declared, on the earlier to occur of (i) the Conversion Date





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(as defined below) for such Preferred Share, (ii) the Redemption Date (as defined below) for such Preferred Share, or (iii) the Maturity Date (as defined below) for such Preferred Share (each, a "Dividend Payment Date"). If, on any date, Dividends on any outstanding Preferred Shares have not been paid or declared by the Board of Directors in accordance with applicable law and set aside for payment with respect to all Dividend Payment Dates preceding such date, the aggregate amount of such Dividends shall be fully paid or declared and set aside for payment before any distribution, whether by way of dividend or otherwise, shall be declared, paid or set apart with respect to any Junior Securities on or after such date. Dividends shall be paid in shares (the "Dividend Payment Shares") of the Corporation's common stock, par value $.0015 per share (the "Common Stock").

         (b) Delivery of Dividend Payment Shares. The Corporation shall deliver to each Holder, on or before the later to occur of (i) the third (3rd) Business Day (as defined below) following the applicable Dividend Payment Date and (ii) with respect to Dividend Payment Shares which are disputed as described in paragraph 4(b) below, and required to be delivered by the Corporation pursuant to the accountant's calculations described therein, the date for delivery thereof specified in such paragraph 4(b) (the "Dividend Payment Share Delivery Date"), the aggregate number of whole Dividend Payment Shares that is determined by dividing (x) the amount of the Dividend to which such Holder is entitled as of such Dividend Payment Date with respect to all of such Holder's Preferred Shares by (y) the applicable Conversion Price (as defined below) on such Dividend Payment Date. The Corporation shall effect delivery of Dividend Payment Shares to a Holder by, as long as the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, crediting the account of such Holder or its nominee at DTC with the number of Dividend Payment Shares required to be delivered, no later than the close of business on such Dividend Payment Share Delivery Date. In the event that the conditions specified above are not satisfied as of the applicable Dividend Payment Share Delivery Date, or if a Holder specifies in the applicable Conversion Notice (as defined below) or otherwise notifies the Corporation in writing prior to the applicable Dividend Payment Date that such Holder wishes to receive physical certificates, the Corporation shall effect delivery of Dividend Payment Shares by delivering to the Holder or its nominee physical certificates representing such Dividend Payment Shares, no later than the close of business on such Dividend Payment Share Delivery Date. No fractional Dividend Payment Shares shall be issued; the Corporation shall, in lieu thereof, at its sole discretion, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay cash in an amount calculated by multiplying the amount of the fractional share times the Closing Bid Price (as defined below) used to calculate the Conversion Price for such Conversion. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Corporation.

         (c) Failure to Deliver Dividend Payment Shares. In the event that the Corporation fails for any reason to deliver to a Holder certificates representing the appropriate number of Dividend Payment Shares on or before the Dividend Payment Share Delivery Date therefor, and such failure continues for three (3) Business Days following the Dividend Payment Share Delivery Date, such Holder shall send a written notice thereof to the Corporation, and the Corporation shall pay to such Holder cash payments in the amount of (i) (N/365) multiplied by (ii) the amount of such Dividend multiplied by (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Dividend Payment Share Delivery Date for such Dividend Payment Shares and the date on which all of such Dividend Payment Shares are issued and delivered to such Holder. Amounts payable under this subparagraph





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(c) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued. Each Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to (aa) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (bb) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Dividend Payment Shares issued by the Corporation with respect to such Dividend, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

3.       PRIORITY.

         (a)     Payment upon Dissolution.

                 (i) Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), no distribution shall be made to the holders of any shares of Junior Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), each Holder shall have received the Liquidation Preference (as defined below) with respect to each Preferred Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holders and the holders of Pari Passu Securities (as defined below) are insufficient to pay the Liquidation Preference (as defined below) with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the outstanding Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

                 (ii) The "Liquidation Preference" with respect to a Preferred Share shall mean an amount equal to the Stated Value of such Preferred Share (subject to ratable adjustment in the event of any stock split or combination of the Series C Preferred Stock and to equitable adjustment in the event of a reclassification of the Series C Preferred Stock or other similar event) plus any accrued and unpaid Dividends thereon. "Junior Securities" shall mean the Common Stock and all other capital stock of the Corporation that are not Pari Passu Securities or do not have a preference over the Series C Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "Pari Passu Securities" shall mean any capital stock ranking pari passu with the Series C Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "Senior Securities" shall mean any capital stock of the Corporation which by its terms have a preference over the Series C Preferred Stock in respect of dividends, redemption or distribution upon liquidation, which





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shall include the Corporation's Series A Participating Convertible Preferred
Stock and the Corporation's Series B Participating Convertible Preferred Stock.

4.       CONVERSION.

         (a)     Right to Convert.  Subject to the limitations contained in
Section 5 below, each Holder shall have the right to convert, at any time and from time to time from and after the Purchase Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares of Common Stock ("Conversion Shares") as is computed in accordance with the terms hereof (a "Conversion").

         (b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in substantially the form of Exhibit A hereto, to the Corporation and to its designated transfer agent for the Common Stock (the "Transfer Agent") stating the number of Preferred Shares to be converted, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Transfer Agent. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares or Dividend Payment Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares and Dividend Payment Shares that are not disputed and shall submit the disputed calculations to the Corporation's independent accountant within three (3) Business Days of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than three (3) Business Days following the day on which it received the disputed calculations. The Corporation shall deliver the Conversion Shares and Dividend Payment Shares, if any, owed to a Holder pursuant to such accountant's calculations on or before the close of business on the third (3rd) Business Day following the Corporation's receipt of notice from such accountant of the results of its calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

         (c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined by dividing the aggregate Stated Value of the Preferred Shares to be converted by the Conversion Price (as defined herein) in effect on the applicable Conversion Date. Subject to adjustment as provided in Section 6 below and to any adjustment pursuant to paragraph 2(d) of the Registration Rights Agreement (as defined below), "Conversion Price" shall mean (i) during the one hundred and eighty (180) day period following the Purchase Date (the "Initial Conversion Period"), and if each of the Fixed Conversion Price Conditions (as defined below) are satisfied as of the applicable Conversion Date, seven dollars and thirty five cents ($7.35)





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(the "Fixed Conversion Price") and (ii) following the expiration of the Initial
Conversion Period, or if the Fixed Price Conversion Conditions are not satisfied as of a Conversion Date occurring during the Initial Conversion Period, the lesser of (A) the Fixed Conversion Price and (B) the Floating Conversion Price (as defined below). The "Fixed Conversion Price Conditions" are as follows: (x) there has been no material adverse change to the Corporation's consolidated business, operations, properties, financial condition, prospects or results of operations (a "Material Adverse Effect") since the date of the audited financial statements contained in the Corporation's most recently-filed Form 10-K; (y) the Corporation's credit facility with the Bank of Montreal has not been terminated or become unavailable in any material respect; and (z) the Corporation has not breached any covenant contained in any agreement or loan document to which it is a party, which breach is continuing as of the applicable Conversion Date and which would have a Material Adverse Effect. The Company shall give written notice to each Holder promptly following the failure by the Company to satisfy any Fixed Conversion Price Condition. The "Floating Conversion Price" shall mean (i) for any Conversion with a Conversion Date occurring during a calendar month where the average daily trading volume for the Common Stock on the Nasdaq Small Cap Market or, if the Common Stock is not designated for quotation on the Nasdaq Small Cap Market, on the principal securities exchange or market located in the United States on which the Common Stock is then traded for the twenty
(20) Trading Days immediately preceding the first day of such calendar month (such volume to be expressed in U.S. dollars and provided that in no case shall such volume include any transactions effected by or at the direction of the Corporation) (the "ADTV") is equal to or exceeds five hundred and forty thousand dollars ($540,000), the average of the three (3) lowest Closing Bid Prices for the Common Stock during the ten (10) Trading Days occurring immediately prior to (but not including) the applicable Conversion Date, (ii) for any Conversion with a Conversion Date occurring during a calendar month where the ADTV is equal to or greater than three hundred and sixty thousand dollars ($360,000) but less than five hundred and forty thousand dollars ($540,000), the average of the three (3) lowest Closing Bid Prices for the Common Stock during the twenty (20) Trading Days occurring immediately prior to (but not including) the applicable Conversion Date, and (iii) for any Conversion with a Conversion Date occurring during a calendar month where the ADTV is less than three hundred and sixty thousand dollars ($360,000), the lowest Closing Bid Price for the Common Stock during the fifteen (15) Trading Days occurring immediately prior to (but not including) the applicable Conversion Date.

         (d) Certain Definitions. "Trading Day" shall mean any day on which the Common Stock is traded on the Nasdaq Small Cap Market or on the principal securities exchange or market located in the United States on which the Common Stock is then traded. "Closing Bid Price" means, with respect to a security, the closing bid price of such security on the principal securities exchange or trading market located in the United States where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets ("Bloomberg") is not then reporting closing bid prices of such security, as reported by Nasdaq, or if neither Bloomberg nor Nasdaq is reporting such prices, as reported by a reporting service of national reputation comparable to Bloomberg selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding Preferred Shares (an "Alternative Reporting Service"), or if none of the foregoing apply, the last reported bid price of such security in the U.S. over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or an Alternative Reporting Service or, if no bid price is reported for such security by Bloomberg or an Alternative Reporting Service, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such





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security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders of a majority of the then outstanding Preferred Shares and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation. "Business Day" means any day on which the New York Stock Exchange and commercial banks located in the City of New York are open for business.

         (e) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice from a Holder pursuant to paragraph 4(b) above, the Corporation shall, no later than the close of business on (A) the later to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the first Business Day following delivery of the original certificates, duly endorsed, representing the Preferred Shares being converted pursuant thereto and (B) with respect to Conversion Shares which are disputed as described in paragraph 4(b) above, and required to be delivered by the Corporation pursuant to the accountant's calculations described therein, the date for delivery thereof specified in such paragraph 4(b) (the "Delivery Date"), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares as shall be determined as provided herein. The Corporation shall effect delivery of Conversion Shares to a Holder by, as long as the Corporation's transfer agent is participating in the DTC Fast Automated Securities Transfer program, crediting the account of such Holder or its nominee at DTC with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the conditions specified above are not satisfied as of the applicable Delivery Date, or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and, at the Corporation's sole discretion, either the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares or the Corporation shall pay cash in an amount calculated by multiplying the amount of the fractional share times the Closing Bid Price used to calculate the Conversion Price for such Conversion. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale or transfer of such Conversion Shares is covered by an effective Registration Statement and the Holder holding or entitled to receive such Conversion Shares has represented to the Corporation, in the related Conversion Notice or otherwise in writing, that such Holder has resold or transferred such Conversion Shares in accordance with the terms of the Prospectus relating to such Registration Statement, (B) such Conversion Shares can be sold pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act") and a registered broker dealer provides to the Corporation a customary broker's Rule 144 letter and such Holder delivers to the Corporation a customary seller's representation letter and a copy of any Form 144 which may have been required to be filed by such Holder pursuant to Rule 144, or (C) such Conversion Shares are eligible for resale under Rule 144(k) or any successor rule or provision.

         (f)     Failure to Deliver Conversion Shares.

                 (i) In the event that the Corporation fails for any reason (other than by operation of Section 5 below) to deliver to a Holder the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default"), such Holder shall notify the Corporation by facsimile of such Conversion Default (a "Default Notice"). If, after the Holder has sent a Default Notice to the





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Corporation, the Corporation has not delivered such certificates, and such failure continues for three (3) Business Days following the Delivery Date, the Corporation shall pay to such Holder cash payments ("Conversion Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Liquidation Preference of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of
(A) the date on which all of such Conversion Shares are issued and delivered to such Holder, (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph (f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

                 (ii) In the event that a Holder has not received Conversion Shares by the tenth (10th) Business Day following a Conversion Default, such Holder may, upon written notice (a "Withdrawal Notice") delivered to the Corporation on such Business Day or on any Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to such Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as a Holder of the Preferred Shares that are the subject of such Conversion Default. In such event, the Conversion Price that would otherwise be in effect when such Preferred Shares are thereafter converted in accordance with the terms hereof shall be reduced by one percent (1%) for each day occurring during the period immediately following such 10th Business Day until the day on which the such Holder delivers a Withdrawal Notice to the Corporation; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%). (For example, if such Conversion Default were to continue for five days following such 10th Business Day, such Conversion Price would be reduced by 5%; if for ten days, by 10%; and for fifty days or more, 50%, so that the number of Conversion Shares deliverable upon conversion of such Preferred Shares would be increased proportionately). Upon delivery by a Holder of a Withdrawal Notice, such Holder shall retain all of such Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(f)(i) above).

                 (iii) Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Conversion Shares issued by the Corporation pursuant to such Conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

         (g) Conversion at Maturity. On the date which is four (4) years following the Purchase Date (the "Maturity Date"), all Preferred Shares then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Stated Value of such shares divided by the Conversion Price then in effect (a "Mandatory





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
Conversion"), such calculation to be made by the Corporation; provided, however, that if, on the Maturity Date, (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is not sufficient to effect the issuance and delivery of the aggregate of (x) the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, and (y) the number of Warrant Shares (as defined in the Securities Purchase Agreement) into which all outstanding Warrants (as defined in the Securities Purchase Agreement) are then exercisable, (ii) the Common Stock is not designated for quotation on the Nasdaq National Market or the Nasdaq Small Cap Market (together, the "Nasdaq Stock Market") or listed on the New York Stock Exchange or American Stock Exchange, or (iii) a Mandatory Redemption Event (as defined herein) has occurred and is continuing, each Holder shall have the option, upon written notice to the Corporation, to retain its rights as a holder of Preferred Shares, including without limitation, the right to convert such Preferred Shares in accordance with the terms of paragraphs 4(a) through 4(f) hereof and, upon delivery of such notice, such Preferred Shares shall not be subject to a Mandatory Conversion hereunder until the thirtieth (30th) day following the later of (a) the date on which the event specified (i), (ii) or (iii) is no longer continuing and (b) the date on which the Corporation delivers to each Holder written notice to such effect, and in such event, such thirtieth day shall be deemed to be the Maturity Date for purposes of this Certificate of Designation. If a Mandatory Conversion occurs, the Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4, with the Maturity Date deemed to be the Conversion Date, except the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(b). In the event that any Holder disputes the Corporation's calculation of the applicable Conversion Price or the number of Conversion Shares or Dividend Payment Shares issuable in connection with a Mandatory Conversion, such dispute shall be resolved in accordance with the dispute resolution provisions described in paragraph 4(b) above.

5.       CONVERSION LIMITATIONS.

         In no event shall a Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which:

         (a) the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of Preferred Shares and issuances of Dividend Payment Shares would exceed 19.99% of the number of outstanding shares of Common Stock on the Purchase Date (subject to equitable adjustments from time to time for the events described in Section 6 below) (the "Cap Amount"), except that such limitation shall not apply in the event that (i) the Corporation obtains the approval of its stockholders for issuances of Common Stock in excess of such amount (it being understood that any Holder which has converted Preferred Shares into a number of Conversion Shares which equals or exceeds such Holder's Allocation Amount (as defined below) shall have the right to require the Corporation, upon written notice to such effect, to seek such approval as soon as practicable following the Corporation's receipt of such notice) or (ii) the Holders of a majority of the Preferred Shares then obtain an opinion of counsel reasonably satisfactory to the Corporation that such approval is not required. Until such approval or opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (each, a "Purchaser" and, collectively, the "Purchasers") shall be issued, upon Conversion of the Preferred Shares, Conversion Shares in an amount greater than the product of
(A) the Cap Amount times (B) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all of the Preferred





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Shares issued to the Purchasers pursuant to the Securities Purchase Agreement
(the "Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Allocation Amount.
In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of Conversion Shares which, in the aggregate, is less than such Holder's Allocation Amount, then the difference between such Holder's Allocation Amount and the number of Conversion Shares actually issued to such Holder shall be allocated to the respective Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder; or

         (b) (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 5(b)) plus (y) the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 5(b) applies, the determination of whether Preferred Shares are convertible (in relation to other securities owned by a Holder) and of which Preferred Shares are convertible shall be in the sole discretion of such Holder, and the submission of Preferred Shares for Conversion shall be deemed to be such Holder's determination that such Preferred Shares are convertible pursuant to the terms hereof, and the Corporation shall have no obligation whatsoever to verify or confirm the accuracy of such determination. This paragraph 5(b) may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the Holders of two-thirds (2/3) of the Preferred Shares then outstanding and
(ii) for any other reason, with the further consent of the holders of a majority of the shares of Common Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph 5(b). The restriction contained in this paragraph 5(b) shall not apply in the event of a Mandatory Conversion.

6.       ADJUSTMENTS TO CONVERSION PRICE.

         (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the Conversion of all of the Preferred Shares, (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, the distribution to holders of Common Stock as a class of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof) or other similar event, the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the market price per share of Common Stock on any date shall be the average Closing Bid Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Bid Price is then to be determined without the right to receive such issuance or distribution.

         (b) Adjustment to Conversion Price. If, prior to the Conversion of all of the Preferred Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

         (c) Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then such Holder shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradeable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of Preferred Shares occurring subsequent to the consummation of such Exchange Transaction, the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and under the Securities Purchase Agreement and the Registration Rights Agreement described in the Securities Purchase Agreement (the "Registration Rights Agreement").

         (d) Distribution of Assets. If the Corporation shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the

Corporation (collectively, a "Distribution"), then, upon a Conversion by a Holder occurring after the record date for determining stockholders entitled to such Distribution, the Fixed Conversion Price for Preferred Shares not converted prior to the record date of a Distribution shall be reduced to a price determined by decreasing the Fixed Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding and reasonably acceptable to the Corporation.

         (e) Adjustment Due to Major Announcement. If the Corporation (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert Preferred Shares on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the fifth (5th) Business Day following the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Preferred Shares. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph 6(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph 6(e) to become operative.

         (f) No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and, at the Corporation's sole discretion, either the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or the Corporation shall pay in cash an amount calculated by multiplying the amount of the fractional share times the Closing Bid Price used to calculate the Conversion Price for such Conversion.

7.       OPTIONAL REDEMPTION BY CORPORATION.

         (a) Optional Redemption. The Corporation shall have the right to redeem all of the outstanding Preferred Shares at any time outstanding in same day funds at the Optional Redemption Price (as defined below)(an "Optional Redemption"), to the extent permitted by applicable law and so long as (A) the Corporation shall have sufficient cash available on the Optional Redemption Date to effect such Optional Redemption, (B) the Corporation shall have delivered to each Holder at least thirty (30) Trading Days' prior written notice (an "Optional Redemption Notice") specifying the date on which such Optional Redemption is to be effected (the "Optional Redemption Date") and the amount of the Optional Redemption Price payable to such Holder, and (C) the Common Stock shall be actively traded on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange. Nothing contained herein shall limit a Holder's right to convert its Preferred Shares at any time prior to the Optional Redemption Date.

         (b) Optional Redemption Price. The "Optional Redemption Price" to be paid by the Corporation to a Holder in the event of an Optional Redemption shall be equal to the Liquidation Preference of the Preferred Shares then held by such Holder divided by eighty percent (80%).

         (c)     Payment of Optional Redemption Price.

                 (i) The Corporation shall pay the Optional Redemption Price to each Holder within five (5) Business Days following the Optional Redemption Date. Upon the redemption of a Preferred Share, payment of the Optional Redemption Price to the Holder thereof will be effected simultaneously with the return of such share by such Holder to the Corporation.

                 (ii) If the Corporation fails to pay the Optional Redemption Price to a Holder within five (5) Business Days of the Optional Redemption Date and so long as such Holder has tendered its Preferred Shares to the Corporation, such Holder shall be entitled to interest thereon, from and after the Optional Redemption Date until the Optional Redemption Price has been paid in full, at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on such fifth Business Day plus three percent (3%) and (y) the highest rate permitted by applicable law, for the number of days elapsed from such Dividend Payment Date until such amount is paid in full (the "Default Interest Rate")

8.       MANDATORY REDEMPTION BY HOLDER.

         (a) Mandatory Redemption. In the event that a Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right, to the extent permitted by applicable law and subject to the rights and preferences of the Senior Securities, to have all or any portion of the Preferred Shares held by such Holder redeemed by the Corporation (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein) in same day funds. In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at any time on or before the Business Day following the day on which such event is no longer continuing; provided, however, that, in the case of subparagraph (b)(vi) below, the following procedure shall be followed in lieu thereof: (a) no sooner than fifteen (15) days nor later than ten (10) days prior to the Corporation's good faith estimate of the consummation of a Change of Control Transaction (as defined below), but not prior to the public announcement of such Change of Control Transaction, the Corporation shall deliver a written notice (a "Notice of Change of Control Transaction") to each Holder, and (b) within five (5) days of delivery by the Corporation of a Notice of Change of Control Transaction, each Holder who wishes to exercise its right to effect a Mandatory Redemption hereunder shall deliver a Mandatory Redemption Notice to the Corporation. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be redeemed (an Optional Redemption Date and the Mandatory Redemption Date are each sometimes referred to in this Certificate as a "Redemption Date"). In the event that a Change of Control Transaction occurs and the Corporation does not deliver to a Holder a Notice of Change of Control Transaction, such Holder may exercise its right to a Mandatory Redemption hereunder by delivering a Mandatory Redemption Notice to the Corporation (or to the surviving or successor entity) at any time on or before the twentieth (20th) Business Day following such Change of Control Transaction.

         (b) Mandatory Redemption Event. Each of the following events shall be deemed a "Mandatory Redemption Event":

                 (i) the Corporation fails for any reason (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or as a result of the limitation contained in Section 5(a) hereof) to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, and such failure continues for ten (10) Business Days;

                 (ii) the Corporation breaches, in a material respect, any covenant or other material term or condition of this Certificate, the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach (x) has occurred as a result of voluntary action taken by the Company or its failure to use its best efforts to take appropriate action and (y) continues for a period of five (5) Business Days after written notice thereof to the Corporation from a Holder;

                 (iii) any material representation or warranty made by the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

                 (iv) the Registration Statement is not declared effective by the one hundred and twentieth (120th) day following the Purchase Date or if following the declaration of effectiveness of the Registration Statement and while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) Business Days, provided that the cause of such failure to be declared effective, lapse or unavailability results from voluntary action undertaken by the Corporation or its failure to use its best efforts to take appropriate action; and provided further that the Registration Statement shall not be deemed to be unavailable to the Holder, for purposes of this subparagraph (iv) only, during any Blackout Period (as defined in the Registration Rights Agreement);

                 (v) the Common Stock is not quoted on the Nasdaq Stock Market or listed on the New York Stock Exchange or the American Stock Exchange and such failure to be so quoted or listed has occurred as a result of voluntary action taken by the Company or its failure to use its best efforts to take appropriate action; and

                 (vi) there occurs the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation of a transaction or series of related transactions, in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity (a "Change of Control Transaction") and the Corporation has agreed to such Change of Control Transaction or its management has recommended to its stockholders that such Change of Control Transaction be approved.

         (c) Mandatory Redemption Price. The "Mandatory Redemption Price" shall be equal to the greater of (i) Liquidation Preference of the Preferred Shares being redeemed multiplied by one hundred and twenty five percent (125%) and (ii) an amount determined by dividing the Liquidation Preference of the Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

         (d)     Payment of Mandatory Redemption Price.

                 (i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption within five (5) Business Days following the Mandatory Redemption Date. Upon the redemption of a Preferred Share, payment of the Mandatory Redemption Price to the Holder thereof will be effected simultaneously with the return of such share by such Holder to the Corporation.

                 (ii) If the Corporation fails to pay the Mandatory Redemption Price to a Holder within five (5) Business Days of the Mandatory Redemption Date and so long as such Holder has tendered its Preferred Shares to the Corporation, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

                 (iii) If the Corporation fails to pay the Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right at any time, so long as the Corporation remains in default, to require the Corporation, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Price divided by the Conversion Price in effect on such Conversion Date as is specified by the Holder in writing to the Corporation, such Conversion Price to be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continues; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%).

9.       MISCELLANEOUS.

         (a) Transfer of Preferred Shares. A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

         (b) Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                 If to the Corporation:

                 Queen Sand Resources, Inc.
                 3500 Oak Lawn, Suite 380
                 Dallas, Texas 75219-4398
                 Attn.:   Chief Executive Officer
                 Fax:     214-521-9960

and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

         (c) Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

         (d) No Voting Rights. Except as provided by applicable law and paragraph 8(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation. The Corporation shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

         (e) Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (f) Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (g)     Protective Provisions.

                 So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of the then outstanding shares of Series C Preferred Stock:

                          (i)     alter or change the rights, preferences or
privileges of the Series C Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

                          (ii)    create any new class or series of capital
stock having a preference over or ranking pari passu with the Series C Preferred Stock as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

                          (iii)   increase the authorized number of shares of
Preferred Stock;

                          (iv)    re-issue any shares of Series C Preferred
Stock which have been converted in accordance with the terms hereof;

                          (v)     issue any Senior Securities (other than the
Company's Series B Participating Convertible Preferred Stock pursuant to the terms of the Company's Series A Participating Convertible Preferred Stock) or Pari Passu Securities; or

                          (vi)    declare, pay or make any provision for any
dividend or distribution with respect to the Common Stock or any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

         In the event that Holders of at least two-thirds (2/3) of the then outstanding shares of Series C Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock pursuant to the terms hereof, or to waive any rights of the Holders hereunder, then the Corporation will deliver notice of such approved change to the holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.

         IN WITNESS WHEREOF, the Corporation has executed this Certificate of Designation as of the 22nd day of December, 1997.


QUEEN SAND RESOURCES, INC.



By:      /s/ Robert P. Lindsay
         -----------------------------------
         Name:   Robert P. Lindsay
         Title:  Executive Vice President
                 and Chief Operating Officer

                                                                       EXHIBIT A
                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series C Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). _______________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Queen Sand Resources, Inc. (the "Company") according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

[ ] (check box if shares of Common Stock have been resold) The undersigned represents that the shares of Common Stock to be issued by the Company hereby have been resold or transferred by the undersigned in accordance with the provisions of the prospectus included in the Registration Statement.

                                           Date of Conversion:
----------------------------------------                                         ----------------------------------------

                                           Number of Shares of
                                           Preferred Stock to be Converted:
----------------------------------------                                         ----------------------------------------

                                           Applicable Conversion Price:
----------------------------------------                                         ----------------------------------------

                                           Number of Shares of
                                           Common Stock to be Issued:
----------------------------------------                                         ----------------------------------------

                                           Amount of Dividend
                                           Accrued through the
                                           Conversion Date:
----------------------------------------                                         ----------------------------------------

                                           Number of Shares of
                                           Common Stock to be Issued
                                           in Payment of Dividend:
----------------------------------------                                         ----------------------------------------

                                           Name of Holder:
                                                          ---------------------------------------------------------------

                                           Address:
                                                            -------------------------------------------------------------


                                                            -------------------------------------------------------------


                                           Signature:
                                                            -------------------------------------------------------------
                                                            Name:
                                                            Title:

Holder Requests Delivery to be made: (check one)

[ ]      By Delivery of Physical Certificates to the Above Address

[ ]      Through Depository Trust Corporation
         (Account _______________________________________________________)